United States
Securities and Exchange Commission
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934
May 18, 2007
(Date of Report)
ULTRALIFE BATTERIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	000-20852 (Commission File Number)	16-1387013 (IRS Employer Identification No.)

2000 Technology Parkway, Newark, New York (Address of principal executive offices)	14513 (Zip Code)
(315) 332-7100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement
     Effective as of February 14, 2007, Ultralife Batteries, Inc. (the “Company”) entered into Forbearance and Amendment Number Six to the Credit Agreement (the “Forbearance and Amendment”) with JPMorgan Chase Bank, N.A. and Manufacturers and Traders Trust Company (together, the “Lenders”), and effective March 23, 2007, the Company and the Lenders entered into Extension of Forbearance and Amendment Number Seven to the Credit Agreement (the “Forbearance Extension”). The Company and the Lenders originally entered into the Credit Agreement as of June 30, 2004, and they subsequently amended the agreement on each of September 24, 2004, May 4, 2005, August 5, 2005, November 1, 2005, June 29, 2006, February 14, 2007 and March 23, 2007 (collectively, the “Credit Agreement”). The terms and conditions of the Forbearance and Amendment and the Forbearance Extension were previously disclosed in the Company’s 8-K filings dated February 21, 2007 and March 27, 2007, respectively. Neither the Company nor any of its affiliates has any material relationship with the Lenders, other than in respect of the Credit Agreement.
     The Forbearance and Amendment provided that the Lenders would forbear from exercising their rights under the Credit Agreement arising from the Company’s failure to comply with certain financial covenants in the Credit Agreement with respect to the fiscal quarter ended December 31, 2006. Specifically, the Company was not in compliance with the terms of the Credit Agreement because it failed to maintain the required debt-to-earnings and EBIT-to-interest ratios provided for in the Credit Agreement. The Lenders agreed to forbear from exercising their respective rights and remedies under the Credit Agreement until March 23, 2007 (the “Forbearance Period”), unless the Company breaches the Forbearance and Amendment or unless another event or condition occurs that constitutes a default under the Credit Agreement. The Forbearance Extension extended the Forbearance Period until May 18, 2007. Once the Forbearance Period ends, the Lenders may exercise their rights and remedies under the Credit Agreement without further notice or action.
     On May 18, 2007, the Company and the lenders entered into an Extension of Forbearance and Amendment Number Eight to Credit Agreement (the “Second Forbearance Extension”) which extended the Forbearance Period until August 15, 2007. The Second Forbearance Extension acknowledged that the Company continues not to be in compliance with the financial covenants identified above for the fiscal quarter ending March 31, 2007 and, based on the information received to date, does not contemplate being in compliance with the fiscal quarter ending June 30, 2007.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

	10.1	Extension of Forbearance and Amendment Number Eight to the Credit Agreement, dated as of May 18, 2007, among Ultralife Batteries, Inc., JPMorgan Chase Bank, N.A. and Manufacturers and Traders Trust Company

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2007	ULTRALIFE BATTERIES, INC.
/s/ Robert W. Fishback
Robert W. Fishback
Vice President of Finance and Chief Financial Officer